U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 5, 2004


                      CENTURY CONTROLS INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    000-30313
                             ----------------------
                              (Commission File No.)

                   Utah                                  41-1294552
     --------------------------------         ---------------------------------
     (State or other jurisdiction of          (IRS Employer Identification No.)
      incorporation or organization)


                   3140 Neil Armstrong Blvd., Eagan, MN 55121
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                    (Address of principal executive offices)


                                 (651) 454-0323
                         -------------------------------
                         (Registrant's telephone number)

                                 Not Applicable
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                 (Former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

         On January 5, 2004 Century Controls International, Inc., engaged Virchow Krause & Company, LLP ("Virchow Krause") as its new independent certified public accountants. In April 2004 Century Controls had conversations with Virchow Krause and an agreement was made to terminate services as of May 5, 2004, due to a pricing policy that Century Controls could not afford to pay.

         Virchow Krause did not perform any audits of the financial statements of Century Controls. Consequently, Virchow Krause did not issue any audit reports on the financial statements of Century Controls.

         During the period from January 5 to May 5, 2004 there were no disagreements between the Century Controls and Virchow Krause on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Virchow Krause to make reference to the subject matter of such disagreements in connection with their reports.

         The Company requested Virchow Krause furnish a letter to the SEC stating whether it agrees with the above statements, but Virchow Krause has refused to provide any letter to Century Controls until it receives payment of its outstanding fees. If and when this matter is resolved and Century Controls receives the requested letter, it will file the letter with the SEC.

         On May 5, 2004 Century Controls engaged, Carver Moquist & Associates LLC as the Company's new independent accountants as of that date. During the two most recent fiscal years ended February 29, 2004 and February 28, 2003, and through the date hereof, neither Century Controls nor any one on behalf of Century Controls has consulted with Carver Moquist & Associates LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of Century Controls, or any other matters or reportable events required to be disclosed under Items 304(a)(2)(i) and (ii) of Regulation S-B.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CENTURY CONTROLS INTERNATIONAL, INC.


Dated:  June 9, 2004                       By /s/ Leo Christiansen, President

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